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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1999, which report includes an explanatory paragraph regarding substantial doubt about Celerity Systems, Inc.'s ability to continue as a going concern, relating to the financial statements which appear in Celerity Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Knoxville, Tennessee
June 18, 1999